                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, For Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           NATIONAL DATA CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           NATIONAL DATA CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

[LOGO OF NATIONAL DATA CORPORATION APPEARS HERE]


                           NATIONAL DATA CORPORATION
                              NATIONAL DATA PLAZA
                          ATLANTA, GEORGIA 30329-2010

TO THE STOCKHOLDERS:

    The Annual Meeting of Stockholders (the "Annual Meeting") of National Data Corporation, a Delaware corporation (the "Company"), will be held at the Company's offices at National Data Plaza, Atlanta, Georgia, on October 22, 1998, at 11:00 A.M., Atlanta time, for the following purposes:

     1. To elect one director in Class III to serve until the annual meeting of stockholders in 2001, or until her successor is duly elected and qualified;

     2. To vote on a proposal to amend the 1984 Non-employee Director Stock Option Plan (the "Director Option Plan") to (a) increase the number of shares that may be issued thereunder from 345,000 to 545,000 shares;
         (b) extend the termination date from September 6, 1999 until September 6, 2004; and (c) provide that any option granted under the Plan may be assigned or transferred by will, the laws of descent and distribution or pursuant to a qualified domestic relations order or to certain permitted transferees approved by the Board of Directors or a Committee of the Board of Directors administering the Director Option Plan; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.


    Only stockholders of record at the close of business on August 24, 1998 are entitled to notice of, and to vote at, the Annual Meeting. The transfer books will not be closed. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders at the offices of the Company during the ten days prior to the Annual Meeting.

                                  By Order of the Board of Directors



                                  E. MICHAEL INGRAM, Secretary

Dated:  August 31, 1998

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING IN PERSON, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                           NATIONAL DATA CORPORATION
                              NATIONAL DATA PLAZA
                         ATLANTA, GEORGIA  30329-2010

                                                                 August 31, 1998

                                PROXY STATEMENT
                               FOR COMMON STOCK
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON OCTOBER 22, 1998


                                 INTRODUCTION


    This Proxy Statement is furnished to holders of the $.125 par value per share Common Stock ("Common Stock") of National Data Corporation, a Delaware corporation (the "Company" or "NDC"), in connection with the solicitation of proxies by the Company's Board of Directors from holders of the outstanding shares of Common Stock for use at the Annual Meeting of Stockholders to be held at 11:00 A.M. local time at the Company's offices at National Data Plaza, Atlanta, Georgia, on Thursday, October 22, 1998, and at any adjournments thereof (the "Annual Meeting").

    The Annual Meeting will be held for the following purposes: (1) to elect one director in Class III to serve until the annual meeting of stockholders in 2000, or until her successor is duly elected and qualified; (2) to vote on a proposal to amend the 1984 Non-employee Director Stock Option Plan (the "Director Option Plan") (a) to increase the number of shares that may be issued thereunder from 345,000 to 545,000 shares; (b) extend the termination date from September 6, 1999 until September 6, 2004; and (c) provide that any option granted under the Plan may be assigned or transferred by will, the laws of descent and distribution or pursuant to a qualified domestic relations order or to certain permitted transferees approved by the Board of Directors or a Committee of the Board administering the Director Option Plan; and (3) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The Company's mailing address and the location of its principal offices are National Data Plaza, Atlanta, Georgia 30329-2010. This Proxy Statement and the accompanying Proxy are first being mailed to stockholders of the Company on or about August 31, 1998.

STOCKHOLDERS ENTITLED TO VOTE

    Only stockholders of record of the Company at the close of business on August 24, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 33,755,897 shares of the Common Stock issued and outstanding held by approximately 3,655 stockholders of record. The Company's stock transfer books will not be closed and shares may be transferred subsequent to the Record Date. However, all votes must be cast in the names of stockholders of record on the Record Date. Pursuant to the Certificate of the Company, holders of Common Stock are entitled to one vote per share.

QUORUM AND VOTING REQUIREMENTS

    The holders of Common Stock are entitled to one vote per share of Common Stock. Pursuant to the Company's Bylaws, the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum. For the purpose of determining the presence of a quorum, abstentions and broker nonvotes will be counted as present.

    Proposal 1, the election of one director in Class III, will require the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a quorum is present. With respect to Proposal 1, stockholders may (i) vote "for" the nominee or (ii) "withhold authority" to vote for the nominee. Because Proposal 1 will require the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a quorum is present, an abstention will have the same effect as a vote to "withhold authority", while a broker non-vote (which occurs when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will have no effect on the outcome of the election of the director.

    Proposal 2, a proposal to amend the Director Option Plan, will require the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a quorum is present. With respect to Proposal 2, stockholders may (i) vote "for" the proposed amendments, (ii) vote "against" the proposed amendments, or (iii) abstain from voting on the proposal. Because Proposal 2 will require the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a quorum is present, an abstention and a broker non-vote (which occurs when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will have the same effect as a vote against the approval of the amendments.

PROXIES

    If the enclosed Proxy is executed, returned in time and not revoked, the shares represented thereby will be voted in accordance with the instructions indicated in such Proxy. IF NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR (1) THE ELECTION OF THE DIRECTOR NOMINEE; (2) THE APPROVAL OF THE
      ---
AMENDMENTS TO THE 1984 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN; AND (3) IN THE BEST JUDGMENT OF THE HOLDERS OF SUCH PROXIES AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

    A stockholder who has given a Proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed Proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation of Proxies should be addressed as follows: National Data Corporation, National Data Plaza, Atlanta, Georgia 30329-2010, Attention: E. Michael Ingram, Secretary.

                           1.  ELECTION OF DIRECTORS

    The Board of Directors of the Company currently consists of six members and is divided into three classes, with the term of office of each class ending in successive years. The terms of directors of Class III expire with this Annual Meeting. The terms of office of directors in Class I and Class II expire at the 1999 and 2000 annual meetings of stockholders, respectively. The stockholders are being asked to vote on the election to Class III of Ms. J. Veronica Biggins. Mr. Don W. Sands is retiring from the Board effective at this Annual Meeting of Stockholders and the Board is being reduced to five members effective with his retirement.

    Ms. Biggins, as the Class III director, will be elected to hold office until the 2001 Annual Meeting of Stockholders and thereafter until a successor has been duly elected and qualified. The persons named in the enclosed proxy intend to vote the shares represented thereby in favor of the election to the Board of Ms. Biggins, unless authority to vote for the nominee is withheld or such proxy has previously been revoked. It is anticipated that management stockholders of the Company will grant authority to vote for the election of the nominee. In the event that the nominee is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for such other person as they may select.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE FOR ELECTION AS A DIRECTOR. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE NOMINEE. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEE.

CERTAIN INFORMATION CONCERNING NOMINEE AND DIRECTORS

    The following table sets forth the name of the nominee and the directors continuing in office, their ages, the month and year in which they first became directors of the Company, their positions with the Company, their principal occupations and employers for at least the past five years, and any other directorships held by them in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940. For information concerning membership on committees of the Board, see "Other Information About the Board and its Committees" below. As discussed above, Mr. Don W. Sands, a member of the Board since September 1989, is retiring from the Board effective at this Annual Meeting of Stockholders.

                             NOMINEE FOR DIRECTOR

                            MONTH AND                       POSITIONS WITH THE COMPANY, PRINCIPAL
                            YEAR FIRST                      OCCUPATIONS DURING AT LEAST THE PAST
NAME AND AGE                BECAME A DIRECTOR               FIVE YEARS, AND OTHER DIRECTORSHIPS
------------                -----------------               ------------------------------------

                                   CLASS III
                       TERM EXPIRING ANNUAL MEETING 2001

J. Veronica Biggins         October 1995                    Director of the Company
  (51)                                                      Partner, Heidrick & Struggles (since 1995); Assistant to
                                                            the President of the United States (1994-1995); Executive
                                                            Vice President, NationsBank of Georgia (1973-1994);
                                                            Director of Kaiser Foundation Health Plan of Georgia, Inc.,
                                                            Avnet, Inc. and Cameron Ashley, Inc.


                       MEMBERS OF THE BOARD OF DIRECTORS
                             CONTINUING IN OFFICE

                            MONTH AND                       POSITIONS WITH THE COMPANY, PRINCIPAL
                            YEAR FIRST                      OCCUPATIONS DURING AT LEAST THE PAST
NAME AND AGE                BECAME A DIRECTOR               FIVE YEARS, AND OTHER DIRECTORSHIPS
------------                -----------------               -------------------------------------

                                    CLASS I
                       TERM EXPIRING ANNUAL MEETING 1999

Robert A. Yellowlees        April 1985                      Chairman of the Board (since June 1992), and President,
  (59)                                                      Chief Executive Officer and Chief Operating Officer (since
                                                            May 1992) and Director of the Company
                                                            Director of John H. Harland Co. and Protective Life
                                                            Corporation.

James B. Edwards            January 1989                    Director of the Company
  (71)                                                      President, The Medical University of South Carolina (since
                                                            November 1982); Director of The Harry Frank Guggenheim
                                                            Foundation, Phillips Petroleum Company, IMO Industries,
                                                            Inc., Waste Management, Inc., Norfolk-Southern Corporation
                                                            Advisory Board, GS Industries, Inc. and the Gaylord and
                                                            Dorothy Donnelley Foundation.

                                   CLASS II
                       TERM EXPIRING ANNUAL MEETING 2000

Edward L. Barlow            January 1969                    Director of the Company
  (63)                                                      General Partner, Whitcom Partners (an investment
                                                            partnership), New York.

Neil Williams               April 1977                      Director of the Company
  (62)                                                      Partner (Managing Partner from 1989-1996), Alston & Bird LLP
                                                            (Attorneys and Counsel for the Company), Atlanta; Director
                                                            of Printpack, Inc. and Trustee of The Duke Endowment.

OTHER INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

    Meetings and Compensation. During the fiscal year ended May 31, 1998, the
    -------------------------
Company's Board of Directors held 9 meetings. All directors attended 75% or more of the combined total of the Board of Directors meetings and meetings of the committees on which they served. During the last fiscal year, the Company's policy regarding the compensation of directors was to pay directors who are not also employees of the Company an annual retainer of $24,000, part of which may be paid under the terms of the 1995 Non-Employee Director Compensation Plan described below, plus $1,000 per meeting attended. Each member of the Audit and Compensation Committees received $1,000 per Audit or Compensation Committee meeting attended in addition to his other compensation as a director.

    The Company maintains the 1995 Non-Employee Director Compensation Plan (the "1995 Director Plan"), which entitles each of the Company's non-employee directors to receive on June 1 of each year, in lieu of 50% of the annual cash retainer described above, that number of shares of Common Stock, rounded up to the next whole share, with a fair market value equal to 50% of such annual retainer. Fair market value is defined in the 1995 Director Plan to be the closing sales price of the Common Stock on the New York Stock Exchange on June 1 of each year, or the first trading day thereafter. For purposes of the 1995 Director Plan, the annual retainer of non-employee directors is defined to exclude any fees paid for attending meetings of the Board of Directors or committees thereof, and also excludes reimbursement for travel or other out-of-pocket expenses. As of June 1, 1998, each of Messrs. Barlow, Edwards, Sands and Williams and Ms. Biggins was issued 324 shares of Common Stock based on the fair market value of the Common Stock on that date of $37.0625 per share and the current annual retainer for the non-employee directors of $24,000.

    Non-employee directors who were initially elected to the Board of Directors prior to January 1, 1995, are also eligible for certain retirement benefits. Each such non-employee director with five or more years of service to the Company as a director is entitled to receive a retirement benefit on the later of (a) the first day of the month on or after his seventieth birthday, or (b) his retirement date. The retirement benefit will generally continue annually thereafter for the lesser of (i) the number of years equal to the number of years the individual served as a director or (ii) ten years. In the case of non-employee directors with greater than ten years service as a director on the effective date of the retirement plan (December 18, 1991), however, the retirement benefit will continue for fifteen years. Retirement benefits may be paid to a retired director prior to his attaining age 70 if the retired director is at least age 60, with not less than ten years of service as a director. The retirement benefit will be calculated from a base amount equal to the annual retainer for non-employee directors in effect on the date of a director's retirement. The retired director would receive as the retirement benefit 50% of the base amount plus 10% for each year of service up to 100% of the base amount for ten years' service. As of August 1, 1998, Messrs. Sands, Edwards, Barlow, and Williams had 9, 9-8/12, 29-8/12, and 21-5/12 years of service as directors for purposes of the retirement plan. In the event of a change in control of the Company, each eligible non-employee director will be deemed to have completed 10 years of service as a director and will be paid the retirement benefit if his service as a director of the Company is terminated, with his benefit commencing upon his termination as a director.

    The Company also maintains the Director Option Plan. The Director Option Plan currently provides for the grant of stock options to non-employee directors for up to a total of 345,000 shares of Common Stock, with each such director automatically entitled to receive an option to purchase 5,000 shares of Common Stock for each completed year of service as a director after 1995, up to five such options. Since 1995, options granted under the Director Option Plan have been granted at a price equal to the fair market value (as defined in the Director Option Plan) of Common Stock at the date of grant and vest 20% two years after the date of grant, an additional 25% after three years, an additional 25% after four years, and the remaining 30% after five years. The proposed amendments to the Director Option Plan that will be considered at the Annual Meeting provide for an increase in the number of shares that may be issued from 345,000 to 545,000, extends the termination date from September 6, 1999 until September 6,

2004, and provides that any option granted under the Director Option Plan may be assigned or transferred by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order or to certain permitted transferees approved by the Board of Directors. See "Proposal 2 -- Amendment of 1984 Non-Employee Director Stock Option Plan" for information regarding grants of stock options under the Director Option Plan during the last fiscal year and the proposed amendments to the Director Option Plan.

    Committees.  The Company's Board of Directors has an Audit Committee and a
    ----------
Compensation Committee. The Company does not have a nominating committee. The full Board of Directors performs the function which would be performed by a nominating committee. Certain information regarding the functions of the Board's Committees and their present membership is provided below.

    Audit Committee. The Company's Board of Directors has an Audit Committee
    ---------------
composed of Messrs. Barlow (Chairman), Sands and Williams. The Audit Committee annually reviews and recommends to the Board the firm to be engaged as independent auditors for the next fiscal year, reviews with the independent auditors the plan and results of the auditing engagement, reviews the scope and results of the Company's procedures for internal auditing, and inquires as to the adequacy of the Company's internal accounting controls. During the fiscal year ended May 31, 1998, the Audit Committee held 2 meetings, each of which was separate from regular Board meetings.

    Compensation Committee Interlocks and Insider Participation.  The Board of
    -----------------------------------------------------------
Directors also has a Compensation Committee composed of Messrs. Sands (Chairman), Edwards and Ms. Biggins. This Committee reviews and determines levels of compensation and performance criteria for the Company's executive officers and administers the Company's 1982 Incentive Stock Option Plan, 1983 Restricted Stock Plan (the "1983 Plan") 1987 Stock Option Plan (the "1987 Plan") and the 1997 Stock Option Plan. During the last fiscal year, the Compensation Committee held 7 meetings, all of which were separate from regular Board meetings. None of the members of the Compensation Committee served as an officer or an employee of the Company during the fiscal year ended May 31, 1998. Effective upon Mr. Sands' retirement at this Annual Meeting, Mr. Barlow will join the Compensation Committee.

    Certain Transactions.  Mr. Williams is a partner of Alston & Bird LLP.
    --------------------
Alston & Bird LLP rendered legal services to the Company during the last fiscal year and is expected to continue to render legal services to the Company in the future.

COMMON STOCK OWNERSHIP OF MANAGEMENT

    The following table sets forth information as of August 12, 1998, with respect to the beneficial ownership of Common Stock by the nominees to the Board, directors of the Company, by each of the persons named in the Summary Compensation Table, and by the 15 persons, as a group, who were directors and/or executive officers of the Company on August 12, 1998.

                                                           AMOUNT AND NATURE OF                PERCENT OF
NAME                                                     BENEFICIAL OWNERSHIP (1)              CLASS (1)
----                                                     ------------------------              ----------
Edward L. Barlow                                                 114,995(2)                         *
Neil Williams                                                     61,651(3)                         *
Robert A. Yellowlees                                             931,553(4)                        2.76%
James B. Edwards                                                  40,445(5)                         *
Don W. Sands                                                      52,245(6)                         *
J. Veronica Biggins                                                2,619(7)                         *
Steven L. Arnold                                                       -                            *
Kevin C. Shea                                                     81,971(8)                         *
Thomas Dunn                                                       31,151(9)                         *
David K. Hunt                                                     10,110                            *

All Directors and Executive Officers
      (15 persons) as a Group                                  1,383,308(10)                       4.10%

___________________
*  Less than one percent.
(1) The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. The beneficial owner has both voting and investment power over the shares, unless otherwise indicated.
(2) This amount includes 31,000 shares of Common Stock of which Mr. Barlow has the right to acquire beneficial ownership.
(3) This amount includes 38,500 shares of Common Stock of which Mr. Williams has the right to acquire beneficial ownership.
(4) This amount includes 131,552 shares of Common Stock of the Company owned by Mr. Yellowlees, 729,285 shares of Common Stock of which Mr. Yellowlees has the right to acquire beneficial ownership, 40,000 shares held by The Yellowlees Charitable Trust, of which Mr. Yellowlees is the Trustee, 22,877 shares of restricted stock over which he currently has sole voting power only and 7,839 shares held by Mr. Yellowlees' wife as to which he disclaims all beneficial ownership.
(5) This amount includes 38,500 shares of Common Stock of which Mr. Edwards has the right to acquire beneficial ownership.
(6) This amount includes 38,500 shares of Common Stock of which Mr. Sands has the right to acquire beneficial ownership.
(7) This amount includes 1,000 shares of Common Stock of which Ms. Biggins has the right to acquire beneficial ownership.
(8) This amount includes 36,299 shares of Common Stock of which Mr. Shea has the right to acquire beneficial ownership and 6,070 shares of restricted stock over which he currently has sole voting power only.
(9) This amount includes 26,720 shares of Common Stock of which Mr. Dunn has the right to acquire beneficial ownership and 814 shares of restricted stock over which he currently has sole voting power only.
(10) This amount includes 954,834 shares of Common Stock of which the directors and executive officers, as a group, have the right to acquire beneficial ownership and 36,761 shares of restricted stock over which the beneficial owners have sole voting power only.

COMMON STOCK OWNERSHIP BY CERTAIN OTHER PERSONS

    The following table sets forth information as of the date indicated with respect to the only persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock.


NAME AND ADDRESS                                                         AMOUNT AND NATURE               PERCENT OF
OF BENEFICIAL OWNER                                  DATE             OF BENEFICIAL OWNERSHIP               CLASS
-------------------                                  ----             -----------------------            ----------

T. Rowe Price Associates, Inc.(1)                July 10, 1998              3,394,400(2)                    10.1%
100 E. Pratt Street
Baltimore, MD  21202

Wagner Asset Management, Ltd.                 February 5, 1998              1,714,900                        5.1%
 and Wagner Asset Management L.P.(3)
227 West Monroe Street
Chicago, Illinois 60606

AMVESCAP PLC(4)                               February 9, 1998              2,239,501                        6.6%
11 Devonshire Square
London EC2M 4YR
England

____________________

(1) This information is contained in a Schedule 13G dated July 10, 1998 filed by T. Rowe Price Associates Inc. ("Price Associates") with the Securities and Exchange Commission (the "Commission"), a copy of which was received by the Company. Such Schedule 13G states that Price Associates has sole voting power with respect to 601,101 shares and sole dispositive power with respect to 3,394,400.

(2) These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3) This information is contained in a Schedule 13G dated February 5, 1998 filed by Wagner Asset Management Ltd. ("WAM") and Wagner Asset Management L.P. ("WAM L.P.") with the Commission, a copy of which was received by the Company. Such Schedule 13G states that WAM and WAM L.P. have shared voting and dispositive power with respect to all shares.

(4) This information is contained in a Schedule 13G dated February 9, 1998 filed by AMVESCAP PLC on behalf of itself and certain subsidiaries ("AMVESCAP") with the Commission, a copy of which was received by the Company. Such Schedule 13G states that AMVESCAP has shared voting and dispositive power with respect to all shares.

REPORT OF THE COMPENSATION COMMITTEE

     Decisions on compensation and stock-based plans are made by the three-member Compensation Committee. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are made by the Compensation Committee and then presented to the full Board. Decisions of the Compensation Committee related to stock-based plans are made solely by that committee in order for awards or grants under the Company's equity-based plans to satisfy Rule 16b-3 pursuant to the Securities Exchange Act of 1934, as amended.

     The Company's primary objective in designing and implementing its compensation programs is to maximize stockholder value over time through alignment of employee performance with business goals and strategies that serve stockholders' interests. The overall goal of the Compensation Committee is to develop executive compensation and equity-based programs which are consistent with and linked to the Company's strategic and annual business objectives.

  Compensation Philosophy
  -----------------------

     The Compensation Committee has adopted certain principles which are applied in structuring the compensation opportunity for executive officers. These are:

              SHORT TERM AND AT-RISK FOCUS. A significant portion of cash compensation for executives is linked to achievement of annual business plans or performance objectives. This includes cash bonuses that may be approved by the Compensation Committee relating to those objectives. There is real risk in bonuses paid under this plan, recognizing variability in individual, unit and overall Company performance.

              LONG TERM AND AT-RISK FOCUS. A significant percentage of total Compensation for key employees should be composed of long term, at-risk rewards to focus senior management on the long term interests of stockholders. Equity-based plans should comprise a major part of the long term, at-risk portion of total compensation to encourage stockholder value-based management decisions, and to link compensation to Company performance and stockholder interests.

              COMPETITIVENESS. Compensation should be competitive with other similar companies based upon size, products and markets. A proxy survey of peer group companies is conducted periodically. The peer group surveyed includes appropriate companies contained in the Standard and Poor's Computer Software and Services Index used in the stockholder return analysis shown later, in addition to other firms in the Company's business sectors.

  Stock Option Awards and Restricted Stock Grants
  -----------------------------------------------

     Equity-based compensation comprises a significant portion of the Company's executive officer compensation programs. These plans are administered solely by the Compensation Committee. There are two Company plans utilized for this component of executive officer, long term, equity-oriented compensation. These involve Stock Options and Restricted Stock grants:

              STOCK OPTIONS. Options provide executive officers and certain other key employees with the opportunity to achieve an equity interest in the Company. Stock options are granted at 100% of fair market value on the date of grant and have 10-year terms. Stock options vest two years after the date of grant with respect to 20% of the shares granted, an additional 25% after three years, an additional 25% after four years, and the remaining 30% after five years. The objective is to emphasize a long term focus by key employees in the acquisition and holding of Common Stock. The number of stock options granted to an individual is based upon the individual's potential to contribute to future growth of the Company. The frequency and size of individual grant amounts vary. The number of options required to achieve target grant values is based on the prevailing fair market value of the Common Stock.

              RESTRICTED STOCK. Restricted stock grants are designed to be granted on a selective basis to key employees to further focus them on the longer term performance of the Company. Grants of restricted shares are subject to forfeiture if a grantee, among other conditions, fails to perform or leaves the Company prior to expiration of the restricted period. Restricted periods are generally a minimum of two to three years.

     A bonus deferral program was approved by the Board of Directors effective in fiscal year 1996 which allows certain executives to defer a portion of their cash bonus in the form of a restricted stock grant. This program is consistent with the Company's objectives to increase executives' stock ownership and at risk compensation. Mr. Yellowlees and two other executive officers made a deferral election for fiscal year 1998 under this plan. Since participating executives are deferring earned cash in the form of stock at risk of forfeiture over three years, the value of restricted stock granted is increased by 35%.

  Target Stock Ownership
  ----------------------

     The Company's Board of Directors and management believe that significant stock ownership is a major incentive in building stockholder value and aligning the interests of executives and stockholders. The Board has therefore adopted guidelines for minimum target stock ownership by senior executives.

     To encourage this growth in stockholder wealth, the Company believes that senior executives who are in a position to make a significant contribution to the long term success of the Company should have a significant stake in its ongoing success. Guidelines are based upon a multiple of base salary and range from 0.8 to 5 times annual salary amounts. Executives are encouraged to achieve these guidelines by building stock ownership over a period of years. The plan began in fiscal year 1995 and was amended in 1998 to increase individual target amounts of Company stock ownership. As of May 31, 1998, all participating senior executives were at stock ownership levels in excess of plan targets.

  Chief Executive Officer's Compensation
  --------------------------------------

     Mr. Yellowlees' fiscal year 1998 compensation derived primarily from commitments under Mr. Yellowlees' employment agreement (see "Employment Agreements -- Robert A. Yellowlees" below) entered into as of June 1, 1997 and the renewal agreement effective May 18, 1995. The decisions affecting compensation made after that date relate to Mr. Yellowlees' specific annual performance goals, results evaluation, and resulting fiscal year 1998 incentive bonus payment.

     Mr. Yellowlees' target annual bonus was set in his employment agreement, based upon quantitative and qualitative performance factors. Starting in fiscal year 1996, the stockholders approved a new Performance-Based Executive Officer Bonus Plan which provides for performance-based awards for achieving business objectives. Mr. Yellowlees agreed to have a portion of his bonus at risk under this plan to preserve deductibility by the Company under Code Section 162(m). The three performance factors included in this plan for fiscal year 1998 (excluding non-recurring charges) were revenue, up 24%; EBIT, up 34%; and operating margin, 14.5%. The balance of his fiscal year 1998 bonus was determined by other factors including earnings per share, up 20%, the successful execution of merger and acquisition strategies and strengthening the management team.

     Mr. Yellowlees' base compensation was not changed in fiscal year 1998.

     The Compensation Committee's general approach in setting Mr. Yellowlees' target annual compensation is to seek to be competitive with other companies in the Company's industry and for his compensation plan to be consistent with the Company's business, strategy and operating results. The Compensation Committee also seeks to have a large percentage of Mr. Yellowlees' target compensation based upon current year performance as well as actions to provide sustained long term growth in stockholder value. To accomplish this a mix of cash, restricted stock and stock options are provided to Mr. Yellowlees, which include a significant element of risk that is based upon the Company's performance.

     As an incentive to sustained growth in stockholder value, the Compensation Committee awarded Mr. Yellowlees a non-qualified stock option effective May 18, 1995, at the outset of the three-year period of his renewal employment agreement in lieu of determining a separate grant in each year. There are three separate components to the grant, each subsequent annual component having a 12% higher exercise price or premium over the prior year. See "Compensation and Other Benefits -- Option Grants" and "Compensation and Other Benefits -- Employment Agreements" below. This option grant is for fiscal years 1996, 1997 and 1998. The options fully vest in 2001, 2002 and 2003, respectively. The Compensation Committee believes that it is in the continuing best interests of the Company's stockholders to ensure that Mr. Yellowlees remains highly incented to sustain the long term growth of the Company.



                             COMPENSATION COMMITTEE
                             Don W. Sands, Chairman
                                James B. Edwards
                              J. Veronica Biggins

COMPENSATION AND OTHER BENEFITS

    The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended May 31, 1998 ("1998 fiscal year"), 1997 ("1997 fiscal year") and 1996 ("1996 fiscal year"), for (i) the Chief Executive Officer of the Company; and (ii) each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000; and (iii) Richard
S. Cohan, who resigned as an officer of the Company on May 22,1998 (each person listed in (i), (ii), and (iii) are hereinafter referred to as the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                        Long Term Compensation
                                        Annual Compensation                     Awards
                                   -----------------------------   -------------------------------
                                                                                         Securities
                                                                                         Underlying
Name and               Fiscal                                       Restricted Stock       Options           All Other
Principal Position      Year       Salary ($)          Bonus ($)    Award(s) ($)(1)        (#)(2)        Compensation ($)(3)
------------------     ------      ---------           ---------    ----------------     ----------      -------------------
Robert A. Yellowlees    1998         539,290             112,500             804,500           ---                    91,287
  Chairman and Chief    1997         540,786              75,000             768,769           ---                    59,250
  Executive Officer,    1996         513,258             515,000             376,383           ---                    68,449
  President and Chief
  Operating Officer

David K. Hunt(5)        1998         424,996             115,000                 ---           (4)                       ---
  President and Chief   1997         176,537              95,000                 ---           (4)                   100,000
  Executive Officer,              (partial year)
  Global Payment        1996             ---                 ---                 ---           ---                       ---
  Systems LLC

Thomas M. Dunn          1998         180,000             120,000              40,505        20,000                    11,786
  General Manager,      1997         160,375              45,000              14,150         7,600                     6,186
  Payment Systems       1996         132,461              50,000                 ---         6,000                       ---

Steven L. Arnold(6)     1998         154,615              45,000                 ---           ---                    12,128
  General Manager,      1997          31,731              12,500                 ---         7,500                       ---
  Health Information              (partial year)
  Services              1996             ---                 ---                 ---           ---                       ---

Kevin C. Shea           1998         225,000              40,000               43,884       24,000                     8,615
  Executive Vice        1997         196,542              32,750              234,318       12,000                       ---
  President and Chief   1996         171,346              95,000               37,750       16,700                     2,991
  Financial Officer

Richard S. Cohan        1998         225,000              45,000               11,475       27,000                     5,580
  Former General        1997         190,690              56,750              225,343       12,000                       ---
  Manager,              1996         175,961              85,000               ---          16,700                       602
  Health Information
  Services

_______________
(1) All awards of restricted shares to the Named Executive Officers have been made under the 1983 Plan and are valued in the table based upon the closing market prices of the Common Stock on the grant dates. Grantees have the right to vote and dividends are payable to the grantees with respect to all awards of restricted shares reported in this column. As of May 31, 1998, the shares listed in the table were the only outstanding grants of restricted shares to the Named Executive Officers. The restrictions on 54,501, 54,498, 54,498, 39,000, 6,000, 3,244 and 22,500 shares awarded to
     Mr. Yellowlees expired on June 1, 1993, June 1, 1994, June 1, 1995, May 17, 1995, June 1, 1997, July 11, 1997 and July 20, 1997, respectively. The restrictions on 4,500 shares awarded to each of Messrs. Cohan and Shea expired on June 28, 1995. The restrictions on 333 and 3,750 shares awarded to Mr. Shea expired on July 11, 1997 and July 20, 1997, respectively. The restrictions on 1,500 and 133 shares awarded to Mr. Dunn expired on June 28, 1995 and July 11, 1997, respectively. The value of the restricted stock held by the Named Executive Officers at May 31, 1998 was $857,887, $30,525 and $227,625 for Messrs. Yellowlees, Dunn and Shea, respectively. The numbers of shares of restricted stock held by Messrs. Yellowlees, Dunn and Shea at May 31, 1997 were 22,877, 814 and 6,070, respectively. As of May 31, 1998, Mr. Hunt did not hold any restricted stock.
(2) All option awards granted to the Named Executive Officers were made under the 1987 Plan.
(3) For the 1998 fiscal year, includes amounts representing (i) Company contributions to the Company's Employee Savings Plan on behalf of Mr. Yellowlees ($4,500), Mr. Dunn ($4,318) and Mr. Shea ($807), (ii) insurance premiums of $56,375 paid by the Company for life insurance for the benefit of Mr. Yellowlees and (iii) financial planning expenses paid by the Company for Mr. Yellowlees ($23,212), Mr. Dunn ($850), Mr. Arnold ($500), Mr. Shea ($2,000) and Mr. Cohan ($750).
(4) Mr. Hunt was granted options to acquire 55,000 units and 22,000 units in Global Payment Systems LLC, a non-public subsidiary of the Company, in fiscal years 1998 and 1997, respectively.
(5)  The Company hired Mr. Hunt in January 1997.
(6)  The Company hired Mr. Arnold in March 1997.

  Option Grants.  The following table sets forth information on options granted
  -------------
to the Named Executive Officers in the 1997 fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     Individual Grants
                         -----------------------------------------
                         Number of
                         Securities      % of Total
                         Underlying       Options
                          Options        Granted to     Exercise
                          Granted       Employees in    or Base          Expiration           Grant Date
       Name              (#)(1)(2)      Fiscal Year    Price($/Sh)          Date         Present Value (3)(4)
       ----              ---------      ------------   -----------       ----------      --------------------
Robert A. Yellowlees          ---           ---              ---            ---                   ---

David K. Hunt(5)              ---           ---              ---            ---                   ---

Thomas M. Dunn             20,000           5.3%         37.5625       August 15, 2007       $368,353

Kevin C. Shea              24,000           6.4%         37.5625       August 15, 2007       $442,023

Steven L. Arnold              ---           ---              ---            ---                   ---

Richard S. Cohan           27,000           7.2%         37.5625       August 15, 2007       $497,276(6)

_____________
(1) The total number of shares covered by options granted to employees under all plans in the 1998 fiscal year was 376,265.
(2) These options were granted under the 1987 Plan with the exception of those granted Mr. Hunt. The option agreements governing the grants under the 1987 Plan provide that during each of the four successive twelve-month periods of continued employment commencing on the date two years after the grant date the option becomes exercisable on a cumulative basis as to 20%, 45%, 70% and 100%, respectively, of the total shares covered by such option grant. Pursuant to the 1987 Plan, the Compensation Committee of the Company's Board of Directors at any time before the termination of an option may accelerate the time or times at which such option may be exercised, in whole or in part.

(3) These grant date values, based on the Black-Scholes option pricing model, are for illustrative purposes only, and are not intended to be a forecast of what future performance will be.
(4) These values are based upon the following assumptions: (i) an expected stock price volatility of 40%; (ii) a risk-free rate of return of 6.3%;
     (iii) a current dividend yield of 0.8%; and (iv) a expected life of grant of 7 years.
(5) In the last fiscal year, Mr. Hunt was granted options to acquire 22,000 units of Global Payment Systems LLC, a non-public subsidiary of the Company, at an exercise price of $23.17 per unit and with an expiration date of August 15, 2007. This number of options represented 18.8% of the total options to acquire units of Global Payment Systems LLC granted to employees of the Company in the last fiscal year. Since the units are not publicly traded, no valuation was made using the Black-Scholes option pricing model. As an alternative method of valuing the units granted to Mr. Hunt, the following is the potential realizable value of such grant assuming a 5% and 10% annual appreciation in the value of the units from the date of grant until the expiration of the option term: 5% - $320,573, 10% - $812,394.
(6) Since Mr. Cohan resigned in May, 1998, the options granted in fiscal year 1998 expired 90 days after his resignation without vesting.

    Option Exercises and Fiscal Year-End Values.  The following table sets
    -------------------------------------------
forth information concerning each exercise of options during the 1998 fiscal year and the number and value of unexercised options held by the Named Executive Officers as of May 31, 1998.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                                      Number of Securities           Value of Unexercised
                                                 Underlying Unexercised Options      In-the-Money Options
                           Shares      Value        at Fiscal Year-End (#)          at Fiscal Year-End ($)
                         Acquired on  Realized   ------------------------------   ---------------------------
Name                     Exercise (#)   ($)      Exercisable      Unexercisable   Exercisable   Unexercisable
----                    ------------  --------   -----------      -------------   -----------   -------------
Robert A. Yellowlees          20,715    591,927      691,785            435,000    19,311,804       7,429,727

David K. Hunt(1)                 ---        ---          ---                ---           ---             ---

Thomas M. Dunn                   ---        ---       21,825             36,525       623,598         226,305

Steven L. Arnold                 ---        ---          ---              7,500           ---             ---

Kevin C. Shea                 27,595    993,022       24,099             61,735       630,882         609,324

Richard S. Cohan                 ---        ---       34,090             64,735       927,898         610,449

_____________
(1) Mr. Hunt holds options to acquire 77,000 units in Global Payment Systems LLC, a non-public subsidiary of the Company, none of which are currently exercisable. Based upon an annual determination by the board of directors of Global Payment Systems LLC, these options had no value as of May 31, 1998.

    Retirement Plan and Supplemental Executive Retirement Plan.  The Company
    ----------------------------------------------------------
maintains the National Data Corporation Employees' Retirement Plan (the "Retirement Plan"), which provides monthly benefits upon retirement to eligible employees, including officers. Most employees become participants in the Retirement Plan after meeting certain minimal eligibility requirements. The benefits provided upon normal retirement at age 65 are calculated under a formula based on years of continuous service and the employee's average earnings during the five years of highest compensation during the ten years preceding his retirement, reduced by an amount equal to a percentage of the approximate social security benefit to which the employee is entitled. The term "earnings" for purposes of the Retirement Plan means compensation of any kind paid by the Company to the participating employee, but excluding the cost of certain employee benefits (as defined) and excluding amounts which become taxable to the employee under a stock option or other stock plan. The Retirement Plan covers all eligible employees retiring after its effective date. Under current law the benefit for an employee retiring in the 1997 plan year at age 65 cannot exceed $120,000 per year under the Retirement Plan. For plan years beginning in 1997, federal law limits the amount of compensation taken into account under the Retirement Plan to $160,000 per year.

    Effective June 1, 1997 the Company adopted a Supplemental Executive Retirement Plan ("SERP"). Certain key executives are eligible to participate in this plan. As a part of each participant's total compensation package, benefits payable under the SERP are based upon each participant's highest three consecutive years of earnings during the participant's last ten years of employment with the Company. The term earnings for purposes of the SERP means compensation of any kind paid by the Company to the participating employee, but excluding the cost of certain employee benefits (as defined) and excluding amounts which become taxable to the employee under a stock option or other stock plan. Retirement benefits under the SERP are reduced by a portion of the participant's annual social security benefits and any retirement benefits under the Company's tax-qualified or non-qualified defined benefit plans.
Participants may begin to receive payments under the SERP upon retirement after either (i) 5 years service and attaining age 60 or (ii) 10 years of service and attaining age 55, with a .416667% reduction for each month before age 60. In the event of a change in control of the Company, participants will be credited with an additional 3 years of service (not to exceed a total of 35 years service) and vested 100% in the SERP benefits. Benefits earned under the SERP are fully vested after five years of service. All of the Named Executive Officers are participants in the SERP other than Messrs. Arnold and Cohan. Mr. Cohan participates in the Retirement Plan.

    Since substantially all of the Named Executive Officers participate in the SERP, the following table shows estimated annual retirement benefits payable to participants in the Retirement Plan and the SERP on a straight life annuity basis upon retirement in specified years of continuous service and remuneration classes.

                     ESTIMATED ANNUAL RETIREMENT BENEFITS
                        YEARS OF CONTINUOUS SERVICE (1)

THREE-YEAR
 AVERAGE
 EARNINGS                     10                 15                 20                 25                 30                 35
----------                    --                 --                 --                 --                 --                 --

$200,000                    48,000             72,000             83,000             94,000            105,000            116,000
 250,000                    60,000             90,000            103,750            117,500            131,250            145,000
 300,000                    72,000            108,000            124,500            141,000            157,500            174,000
 350,000                    84,000            126,000            145,250            164,500            183,750            203,000
 400,000                    96,000            144,000            166,000            188,000            210,000            232,000
 450,000                   108,000            162,000            186,750            211,500            236,250            261,000
 500,000                   120,000            180,000            207,500            235,000            262,500            290,000
 550,000                   132,000            198,000            228,250            258,500            288,750            319,000
 600,000                   144,000            216,000            249,000            282,000            315,000            348,000
 650,000                   156,000            234,000            269,750            305,500            341,250            377,000
 700,000                   168,000            252,000            290,500            329,000            367,500            406,000
 750,000                   180,000            270,000            311,250            352,500            393,750            435,000
 800,000                   192,000            288,000            332,000            376,000            420,000            464,000
 850,000                   204,000            306,000            352,750            399,500            446,250            493,000
 900,000                   216,000            324,000            373,500            423,000            472,500            522,000
 950,000                   228,000            342,000            394,250            446,500            498,750            551,000

_______________
(1) The average annual earnings for the highest three years over the last 10-year period and the eligible years of credited service as of May 31, 1998 for each of the Named Executive Officers participating in the SERP was as follows: Mr. Yellowlees (13-2/12) $939,342; Mr. Hunt (1-5/12 years) $496,727;
Mr. Dunn (9-10/12 years) $185,054 and Mr. Shea (11-3/12 years) $232,718. The average annual earnings for the highest five years over the last 10-year period and the eligible years of credited service as of May 31, 1998 for Mr. Cohan was $217,855 and 18 years, respectively. Assuming retirement at age 65 and his current compensation, Mr. Cohan, who resigned in May, 1998, would have 18 years of service and would be eligible for a projected benefit of approximately $62,000 under the Retirement Plan. The amounts shown in the columns "Salary" and "Bonus" in the Summary Compensation Table above are substantially equal to the compensation of the individuals named in such table for purposes of the SERP and the Retirement Plan. Federal regulations, however, cap the total compensation that may be considered in providing benefits under the Retirement Plan.



  Employment Agreements.

     Robert A. Yellowlees.  During fiscal year 1998, Mr. Yellowlees was employed
     --------------------
pursuant to an agreement which became effective as of June 1, 1997 (the "Agreement"). The Agreement provides for Mr. Yellowlees' continued employment as chairman and chief executive officer and president and chief operating officer of the Company for a term expiring May 31, 2000, unless extended by mutual agreement. The Agreement also provides that during its term the Company will use its best efforts to cause Mr. Yellowlees to continue to be nominated and elected as a director of the Company.

     The Agreement provides for a minimum annual base salary of $540,000, subject to yearly review, and additional annual bonus opportunity equal to Mr. Yellowlees' base salary for each year for which the bonus is to be paid. The actual bonus paid for any year may range from none to 150% of the opportunity amount and is based upon qualitative and quantitative standards agreed upon by Mr. Yellowlees and the Company, upon recommendation by the Compensation Committee of the Board of Directors and approval by the Board. The bonus may be paid, at Mr. Yellowlees' election, in whole or in part in shares of Common Stock. Mr. Yellowlees also is entitled to participate in all other benefit plans maintained by the Company for executive officers. In addition, the Company is required to maintain on behalf of Mr. Yellowlees, or reimburse Mr. Yellowlees for the premiums paid for, specified life insurance and disability insurance coverage.

     Upon termination of the Agreement prior to expiration of its term (including any renewals) (i) as a result of Mr. Yellowlees' physical or mental incapacity, (ii) by the Company other than as a result of specified misconduct by Mr. Yellowlees, or (iii) by Mr. Yellowlees following a significant change in his employment duties or conditions within three years after a change in control of the Company (as defined in the Agreement), (a) the Company will be required to pay Mr. Yellowlees a severance benefit equal to three times the greater of
(A) his average annual compensation during the preceding three years or (B) his current year compensation plus a bonus amount equal to 75% of his current year salary, (b) all Restricted Stock awarded to him will be fully and immediately vested, (c) all stock options held by Mr. Yellowlees will be fully and immediately vested, and (d) the Company will pay Mr. Yellowlees 75% of the target amount of the bonus for the fiscal year in which his employment was terminated. For purposes of this provision of the Agreement, Mr. Yellowlees' average annual compensation is currently $928,139. Also, upon termination of the Agreement by the Company other than as a result of specified misconduct by Mr. Yellowlees or by Mr. Yellowlees following a significant change in his employment duties or conditions within three years after a change in control of the Company, the Company is required to maintain Mr. Yellowlees' participation in existing employee benefit plans until the earlier of three years after his termination of employment or commencement of his full-time employment with a new employer. The Agreement also provides that upon its termination as a result of Mr. Yellowlees' death, all restricted stock awarded to him and all stock options granted to him will be fully vested.

    Executive Severance Agreements.  In addition to Mr. Yellowlees' employment
    ------------------------------
agreement described above, the Company has entered into compensation agreements with Mr. Shea and certain other key

Company officers. The agreements provide that in the event that the executive officer is terminated other than for cause (as defined in the agreements), by reason of death or by reason of disability (as defined in the agreements), or if the officer resigns after a significant change in his employment conditions as specified by the agreements during the three year period following a change in control (as defined in the agreements) of the Company, the officer would be entitled to payment of a severance benefit. The severance benefit would be equal to approximately three times the officer's average annual taxable compensation from the Company during the five-year period immediately preceding the officer's termination as described above, with such multiple of three reduced by the number of years, if any, that the officer remained employed by the Company following such change of control. In addition, the Company would be required to maintain the officer's participation in existing group life, medical, accident, and equivalent plans for a period of three years (reduced by the number of years the officer remained employed by the Company following the change of control) or until the executive had earlier taken other full time employment. The amount of the average annual taxable compensation during the five fiscal years ended May 31, 1998 for Mr. Shea was $211,857.

STOCKHOLDER RETURN ANALYSIS

    The following line-graph presentation compares cumulative stockholder returns of the Company with Standard & Poor's Computer Software and Services Index and Standard and Poor's 500 Stock Index for the five-year period beginning on May 31, 1993 (assuming the investment of $100 in the Company's Common Stock, Standard & Poor's Computer Software and Services Index and Standard and Poor's 500 Stock Index and reinvestment of all dividends).

                                                  CUMULATIVE TOTAL RETURN
                                            ----------------------------------
                                            5/93  5/94  5/95  5/96  5/97  5/98

NATIONAL DATA CORPORATION                    100   116   221   406   475   410
S & P 500                                    100   104   125   161   208   272
S & P COMPUTERS (SOFTWARE & SERVICES)        100   120   169   236   394   512

2.   AMENDMENT TO THE 1984 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The Company's Director Option Plan was approved by the stockholders of the Company at the 1984 annual meeting of stockholders.

     The Director Option Plan initially provided for the grant of stock options to non-employee directors for up to a total of 157,500 shares of Common Stock, with each such director automatically entitled to receive an option to purchase 4,500 shares of Common Stock for each completed year of service as a director after his or her election by the stockholders, up to five such options. As amended in 1989, the Director Option Plan provided for the grant of stock options to non-employee directors for up to a total of 345,000 shares of Common Stock, with each such director automatically entitled to receive an option to purchase 7,500 shares of Common Stock for each completed year of service as a director after his or her election by the stockholders, up to five such options. The Director Option Plan was further amended in 1995 to provide that non-employee directors shall receive up to five options each to purchase 5,000 shares, one for each subsequent year of service as a director. Until 1995, options granted under the Director Option Plan were exercisable immediately at a price equal to the fair market value (as defined in the Director Option Plan) of Common Stock at the date of grant. Since 1995, options granted under the Director Option Plan have been granted at a price equal to the fair market value (as defined in the Director Option Plan) of Common Stock at the date of grant and vest 20% two years after the date of grant, an additional 25% after three years, an additional 25% after four years, and the remaining 30% after five years. During the fiscal year ended May 31, 1998, options were granted under the Director Option Plan to Messrs. Barlow, Edwards, Sands and Williams and Ms. Biggins for 5,000 shares each of Common Stock at an exercise price per share of $36.9375.

     On July 15, 1998 the Board of Directors approved several amendments to the Director Option Plan (the "Director Option Plan Amendments") and directed that the amendments be submitted to the stockholders for approval at the Annual Meeting. It is anticipated that management stockholders of the Company will grant authority to vote for approval of the Director Option Plan Amendments.

     The Director Option Plan currently provides that a maximum of 345,000 shares of Common Stock shall be reserved and made available for award thereunder and that the Director Option Plan shall terminate on September 6, 1999. Of the 345,000 shares currently authorized, all shares have been awarded to directors as of August 1, 1998. The Director Option Plan Amendments would make an additional 200,000 shares available for award under the Director Option Plan by increasing the maximum number of shares of Common Stock as to which awards may be granted under the Director Option Plan (except by operation of the adjustment provisions of the 1984 Plan) from 345,000 to 545,000 shares, and extend the termination date of the Director Option Plan from September 6, 1999 until September 6, 2004. The Director Option Plan Amendments would provide a sufficient supply of shares so that there would be sufficient shares available to satisfy the grants currently provided for in the Director Option Plan and for additional grants in the future. Based on current trends and usage, it is estimated that the additional shares, if approved, would meet the Company's needs for an additional 8 years. The extension of the termination date of the Director Option Plan would allow for future grants beyond 1999, including the grants currently provided for in the Director Option Plan.

     The Director Option Plan currently provides that no option shall be assignable or transferable by the grantee of the option except by will or by the laws of descent and distribution and that all options may only be exercisable by the grantee. The Director Option Plan Amendments would amend the Director Option Plan to provide that the options would be assignable or transferable by the grantee by will, the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Title I of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986 and to any of the following permitted transferees, upon such reasonable terms and conditions as the Board of Directors or a committee of the Board administering the Director Option Plan may establish: (a) one or more of the following family members of the grantee: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relations, (b) a trust, partnership or other entity established and existing for the sole benefit of, or under the sole control of, one or more of the above family members of the grantee, or (c) any other transferee specifically approved by the Board of Directors or a committee of the Board administering the Director Option Plan after taking into account any state or federal tax, securities or other laws applicable to transferable options.

     The purpose of this amendment is to provide option holders greater flexibility in estate and other personal financial planning. This amendment is also consistent with the changes to the rules and regulations under Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and the proposed changes to Form S-8 under the Securities Act of 1933, as amended.

ADDITIONAL INFORMATION

     The closing price of the Common Stock, as reported by the New York Stock Exchange on August 24, 1998, was $36.0625.

     The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting on this proposal will constitute approval of the Plan.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO THE PLAN. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" APPROVAL OF THE AMENDMENTS TO THE PLAN. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE APPROVAL OF THE AMENDMENTS TO THE PLAN.



                                    AUDITORS

    Arthur Andersen LLP served as the Company's auditors for the five fiscal years ended May 31, 1998, and that firm of independent public accountants is serving as auditors for the Company for the current fiscal year which began June 1, 1998. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                            SOLICITATION OF PROXIES

    The cost of soliciting proxies will be borne by the Company. In addition to solicitation of stockholders of record by mail, telephone, or personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their principals, and the Company may reimburse them for mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of Common Stock. The Company has also engaged Georgeson & Co. to solicit proxies on behalf of the Company, and it is estimated that Georgeson & Co.'s fees for its services will not exceed $10,000.

                                 OTHER MATTERS

    Management does not know of any matters to be brought before the Annual Meeting other than those referred to above. If any other matters properly come before the meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.

    Whether or not you expect to be present at the meeting in person, please vote, sign, date, and return promptly the enclosed proxy in the enclosed envelope. No postage is necessary if the proxy is mailed in the United States.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented for consideration at the 1999 Annual Meeting of Stockholders of the Company must be received by the Company at its principal executive offices on or before May 1, 1999, in order to be included in the Company's proxy statement and form of proxy relating to the 1999 Annual Meeting of Stockholders.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on a review of the copies of reporting forms furnished to the Company, or written representations that no annual forms (Form 5) were required, the Company believes that, during the 1998 fiscal year, all of its officers, directors and 10% stockholders complied with the reporting requirements of the Securities and Exchange Commission regarding their ownership and changes in ownership of Common Stock (as required pursuant to Section 16(a) of the Securities Exchange Act of 1934).

PROXY
                           NATIONAL DATA CORPORATION
                                ATLANTA, GEORGIA
                         ANNUAL MEETING OF STOCKHOLDERS

    The undersigned stockholder of National Data Corporation (the "Company"), Atlanta, Georgia, hereby constitutes and appoints Robert A. Yellowlees or E. Michael Ingram or either one of them, each with full power of substitution, to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company's offices at National Data Plaza, Atlanta, Georgia 30329-2010, on Thursday, October 22, 1998, at 11:00 A.M., or at any adjournments thereof (the "Annual Meeting"), upon the proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated August 31, 1998, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the Annual Meeting, and are further authorized to vote on other matters which may properly come before the Annual Meeting and any adjournments thereof. The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. ELECTION OF DIRECTORS. On the proposal to elect the following director to serve until the 2000 Annual Meeting of Stockholders of the Company and until her successor is elected and qualified:


                                                  J. Veronica Biggins

         For [_]       Withhold Authority [_]

2. AMENDMENT TO THE 1984 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN. On the proposal to amend the Company's 1984 Non-Employee Director Stock Option Plan as described in the Proxy Statement.

            For [_]            Against [_]             Abstain [_]

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

    Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each stockholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    Shares Held:
                                                 ------------------------------


                                    -------------------------------------------
                                      Signature of Stockholder


                                    -------------------------------------------
                                      Signature of Stockholder (If Held Jointly)

                                    Dated:                   , 1998
                                           ------------------------
                                             Month       Day

        THIS PROXY IS SOLICITED ON BEHALF OF NATIONAL DATA CORPORATION'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS
                                   EXERCISE.